                                                                   Exhibit 10.7

                                ESCROW AGREEMENT

                  THIS ESCROW AGREEMENT (the "Agreement") dated September 18, 1998 by and among BENTLEY SYSTEMS, INCORPORATED (the "Company"), BACHOW INVESTMENT PARTNERS III, L.P. or any other entity as to which any affiliate of Bachow & Associates, Inc. is the general partner and who purchased Preferred Stock under the Stock Purchase Agreement (the "Purchaser") and WILMINGTON TRUST COMPANY, as escrow agent (the "Escrow Agent").

                                    RECITALS

                  (a) Pursuant to a Stock Purchase Agreement dated as of September 18, 1998 (the "Stock Purchase Agreement") among, inter alia, the Company and the Purchaser, the Purchaser purchased from the Company for an aggregate purchase price of $15,000,000: 1,552,450 shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"); and subject to the terms of this Agreement, 2,171,028 shares of Class B Non-Voting Common Stock, par value $.01 per share (the "Common Stock").

                  (b) Pursuant to the Stock Purchase Agreement, a stock certificate (the "Certificate") in the name of the Purchaser, evidencing the Common Stock is contemporaneously herewith being placed into escrow (the "Escrow") by the Company for distribution pursuant to this Agreement.

                  (c) The Escrow Agent has agreed to act as escrow agent on the terms and conditions specified herein.

                  NOW THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Appointment of Escrow Agent; Acceptance of Appointment. The Company and the Purchaser hereby appoint the Escrow Agent as escrow agent hereunder and the Escrow Agent hereby accepts such appointment.

                  2. Delivery of the Certificate into the Escrow; Voting and Dividend Rights. In accordance with Section 1.2(b) of the Stock Purchase Agreement, the Company has delivered the Certificate and the Purchaser has delivered executed copies of stock powers, endorsed in blank to transfer the Certificate, to the Escrow Agent to be held in the Escrow. Until released from the Escrow, Purchaser shall have all voting and dividend rights (which the Company and the Purchaser shall transmit to the Escrow Agent) relating to the Common Stock. Additionally, until the shares of Common Stock are released from the Escrow, all cash dividends, interest and premiums declared and paid on the Common Stock, as well as any additional shares which are issued with respect to the Common Stock as a result of any stock dividend, as payment in lieu of any interest on dividends, by reclassification or otherwise (the "Additional Escrow Amount") shall be held by the Escrow Agent until the shares of Common Stock to which they relate are released from the Escrow in accordance with the terms of this Agreement, in which case the Additional Escrow Amount shall be released together with such shares. The Escrow Agent shall invest cash pursuant to the written instructions of the Company, and in the absence of such instructions, in the U.S. Government portfolio of the Rodney Square Fund, a mutual fund managed by Rodney Square Management Corporation, a subsidiary of the Escrow Agent.

                  3. Compensation of the Agent. The Escrow Agent shall be compensated for its services as provided in Section 5(d). The Escrow Agent shall be entitled to reimbursement of its reasonable out-of-pocket expenses including, without limitation, the fees and costs of attorneys or agents whom it may find necessary to engage in the performance of its duties hereunder. The Company shall be liable to the Escrow Agent for such compensation and reimbursement.

                  4. Release of the Escrow.

                           a. Shares of Common Stock shall be released from the
Escrow in such number, to such persons or entities and at such times as are specified in the written instructions that the Company or the Purchaser shall provide from time to time to the Escrow Agent (the "Escrow Instructions"). The Company or the Purchaser shall provide the Escrow Instructions in accordance with and as provided in Exhibit A hereto and such Escrow Instructions from the Purchaser or, if applicable, from the Company shall contain a certification that the conditions set forth in Section 4(d) hereof have been met. Examples of the calculations specified in Exhibit A are set forth in Exhibit B hereto. Upon receipt of the Escrow Instructions the Escrow Agent shall transmit a copy of the Escrow Instructions to the other party. When shares are to be released, the Escrow Agent shall transmit the Certificate (or any replacement stock certificate) to the Company (or, if applicable, its transfer agent) with a copy of the applicable Escrow Instructions. Subject to Sections 4(b) and 4(c), the Company (or, if applicable, its transfer agent) shall issue stock certificates in accordance with such Escrow Instructions and deliver the stock certificates to the applicable persons and/or entities and deliver a certificate for any balance to the Escrow Agent, in the name of the Purchaser.

                           b. If either the Company or the Purchaser gives
written notice to the other and the Escrow Agent disputing any Escrow Instructions (a "Counter Notice") within 20 days following the date the Escrow Instructions are delivered to the other party, such dispute shall be resolved as provided in Section 4(c). If no Counter Notice is received by the Escrow Agent within such 20-day period, then the Escrow Instructions shall be deemed mutually agreed to for purposes of this Agreement at the end of such 20-day period. The Escrow Agent shall not inquire into or consider whether the Escrow Instructions comply with the requirements of the Stock Purchase Agreement or the calculations set forth in Exhibit B hereto.

                           c. If a Counter Notice is received, the Escrow Agent
shall release the shares requested in the Escrow Instructions only in accordance with (i) joint written instructions of the Company and the Purchaser or (ii) a final non-appealable order of a court of competent jurisdiction. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that the order is final and non-appealable. The Escrow Agent shall act in accordance with such court order and legal opinion without further question.

                           d. Notwithstanding the above, the Escrow Agent shall
not release to the Purchaser any of the Common Stock from the Escrow pursuant to this Section 4 unless and until the Purchaser either (i) exercises its right to have the Preferred Stock redeemed by the Company (the "Redemption Right") as provided in the Amended Certificate (as defined in the Stock Purchase Agreement) or (ii) waives the Redemption Right through the conversion of the Preferred Stock pursuant to Section 4(a) of the Amended Certificate; provided, however, that, if the Purchaser exercises its Redemption Right and the payment is made pursuant to Section 3 of the Amended Certificate, the Purchaser shall not be entitled to any of the Common Stock released from the Escrow and such Common Stock shall be distributed to the Pre-Closing Shareholders (as defined below) in accordance with Section 4(e). As applicable, the Company or the Purchaser shall provide Escrow Instructions in accordance with the foregoing promptly upon the exercise or waiver of the Redemption Right.

                           e. For purposes of this Agreement and the Escrow
Instructions, "Pre-Closing Shareholders" shall mean any shareholders owning stock in the Company both immediately prior to the date hereof and as certified to the Escrow Agent by the Company as of the close of business on the date the Escrow Instructions are provided to the Escrow Agent. Any time a distribution is earned back or required to be made to the Pre-Closing Shareholders pursuant to this Agreement and Exhibit A hereto, it shall be made to the Pre-Closing Shareholders that still own shares of the Company's Common Stock on the date the Escrow Instructions are provided to the Escrow Agent in proportion to the number of shares of the Company's Common Stock owned by each Pre-Closing Shareholder as of the close of business on the date the Escrow Instructions are provided to the Escrow Agent up to but not exceeding the number of shares owned by each such Pre-Closing Shareholder immediately prior to the date hereof.

                  5. Matters Relating to the Escrow Agent.

                           a. The Escrow Agent undertakes to perform only such
duties expressly set forth herein and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. In acting hereunder, the Escrow Agent shall not be liable for any act done or omitted to be done, by it in the absence of gross negligence or willful misconduct.

                           b. The Escrow Agent may only act on and rely upon the
Escrow Instructions to which no objection has been received pursuant to Section 4, or such other joint written instructions received from the Company and the Purchaser pursuant to Section 4(c); provided, however, that the Escrow Agent may also rely upon a final non-appealable court order as provided in Section 4(c). The Escrow Agent may act in reliance upon any such writings or instruments or any signatures thereon which it, in good faith, believes to be genuine, and may assume the validity and accuracy of any statement or assertion contained in such writings or instruments and may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so.

                           c. The Escrow Agent shall be entitled to consult with
legal counsel in the event that a question or dispute arises with regard to the construction of any of the provisions hereof, and shall incur no liability and shall be fully protected in acting in accordance with the advice or opinion of such counsel.

                           d. The Company shall pay to the Escrow Agent an
initial fee of $1500 and $2000 per year thereafter for its services hereunder. In the event the Escrow Agent renders any extraordinary services in connection with the Escrow at the request of the parties, the Escrow Agent shall be entitled to additional compensation therefor. The Escrow Agent shall have a first lien against the Escrow to secure the obligations of the Company hereunder. The terms of this paragraph shall survive termination of this Agreement.

                           e. The Company and the Purchaser, jointly and
severally, shall indemnify the Escrow Agent and hold it harmless from any and against all liabilities, losses, actions, suits or proceedings at law or in equity, and any other expenses, fees or charges of any character or nature, including without limitation, reasonable attorneys' fees, which the Escrow Agent may incur or with which it may be threatened by reason of its acting as escrow agent under this Agreement or arising out of the existence of the Escrow, except to the extent the same shall be caused by the Escrow Agent's gross negligence or willful misconduct. In so agreeing to indemnify, hold harmless and reimburse the Escrow Agent, the parties intend thereby to cover all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, and counsel fees and disbursements, which may be imposed upon the Escrow Agent or incurred in connection with its acceptance of appointment as escrow agent hereunder or the performing of its duties hereunder, including any litigation arising from this Agreement. The Escrow Agent shall have a first lien against the Escrow to secure the obligations of the Company hereunder. As between the Company and the Purchaser, the prevailing party shall be entitled to recover any amounts paid with respect to the indemnification of the Escrow Agent. The terms of this paragraph shall survive termination of this Agreement.

                           f. In the event the Escrow Agent receives conflicting
instructions hereunder, the Escrow Agent shall be fully protected in refraining from acting until such conflict is resolved to the satisfaction of the Escrow Agent. The Escrow Agent shall be entitled to refrain from taking any action contemplated by this Agreement in the event that it becomes aware of any disagreement between the parties hereto as to any material facts or as to the happening of any contemplated event precedent to such action, but the Escrow Agent shall not be deemed to have knowledge thereof unless and until it has received notice thereof from any party hereto. The Escrow Agent shall have the right at any time it deems appropriate to seek an adjudication in a court of competent jurisdiction as to the respective rights of the parties hereto and shall not be held liable by any party hereto for any delay or the consequences of any delay occasioned by such resort to the court. In addition, the Escrow Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties, and the parties shall pay all costs, expenses and disbursements in connection therewith, including attorneys' fees.

                           g. The Escrow Agent may resign as such following the
giving of thirty (30) days' prior written notice to the other parties hereto. Similarly, the Escrow Agent may be removed and replaced following the giving of thirty (30) days' prior written notice to the Escrow Agent by the Company and the Purchaser. In either event, the duties of the Escrow Agent shall terminate thirty (30) days after the date of such notice (or as of such earlier date as may be mutually agreeable), and the Escrow Agent shall then deliver the balance of the Escrow then in its possession to a successor escrow agent as shall be appointed by the Company and the Purchaser as evidenced by a written notice filed with the Escrow Agent.

                  If the Company and the Purchaser are unable to agree upon a successor or shall have failed to appoint a successor prior to the expiration of thirty (30) days following the date of the notice of resignation or removal, the Escrow Agent may petition any court of competent jurisdiction for the appropriate relief. Any such resulting appointment shall be binding upon all of the parties hereto.

                  Upon acknowledgment by any successor escrow agent of the receipt of the then remaining balance of the Escrow, the Escrow Agent shall be fully released and relieved of all duties, responsibilities, and obligations under this Agreement.

                  6. Notices. Any notice, request, demand, or other communication permitted or required to be given pursuant to this Agreement shall be in writing and shall be deemed to have been properly given if delivered in person one day after being sent via reputable national overnight courier to the following address:

                  If to the Company:

                  Bentley Systems, Incorporated
                  685 Stockton Drive
                  Exton, PA 19341-1136
                  Telephone No.: (610) 458-5000
                  Telecopy No.:  (610) 458-1060
                  Attention:  General Counsel

                  with a copy to:

                  Drinker Biddle & Reath LLP
                  1000 Westlakes Drive
                  Suite 300
                  Berwyn, PA 19312
                  Attention:  Walter J. Mostek, Jr., Esquire
                  Telephone No.: 610-993-2200
                  Telecopy No.:  610-993-8585

                  If to the Purchaser:

                  Bachow Investment Partners III, L.P.
                  Bala Equity Partners, L.P., general partner
                  Bala Equity, Inc., general partner
                  3 Bala Plaza East, Suite 502
                  Bala Cynwyd, PA 19004
                  Attention:  Jay D. Seid, Managing Director
                  Telephone No.: (610) 660-4900
                  Telecopy No.:  (610) 550-4930

                  with a copy to:

                  Wolf, Block, Schorr and Solis-Cohen LLP
                  111 South 15th Street
                  Philadelphia, PA 19102
                  Attention:  Jason M. Shargel, Esquire
                  Telephone No:  (215) 977-2216
                  Telecopy No:   (215) 977-2334

                  If to the Escrow Agent:

                  Wilmington Trust Company
                  Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware 19890
                  Attention: Corporate Trust Custody
                  Telecopy No.: (302)427-4605

Any party included above may designate a different address by giving written notice to the other parties to this Agreement in the manner provided in this Section.

                  7. Governing Law; Transferability. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware, without giving effect to any choice of law principles that might otherwise be applicable. For purposes of this Agreement, the parties hereto agree to submit to the jurisdiction of the courts of the State of Delaware. This Agreement shall inure to the benefit of and be binding upon the respective legal representatives, and permitted successors and assigns of the parties hereto; provided that no assignment may be made without the written consent of the other parties.

                  8. Construction. This Agreement shall be construed without regard to incidents of authorship or negotiation.

                  9. Amendments. This Agreement may not be amended or supplemented and no provision hereof may be modified or waived except by an instrument in writing signed by all parties hereto.

                  10. Entire Agreement. As between the Company and the Purchaser, the Stock Purchase Agreement, the Exhibits and Schedules thereto, and as between all parties, this Agreement contains the entire understanding of the parties with respect to the subject matter of this Agreement. There are no promises, representations, or other undertakings among the parties to this Agreement with respect to its subject matter other than those expressly set forth in the Stock Purchase Agreement and this Agreement.

                  11. Counterparts. This Agreement may be executed in multiple counterparts and by the different parties on separate counterparts. Any presentation of proof of this Agreement shall be sufficient if the counterpart executed by the party against whom such proof is offered shall be presented as evidence.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                  COMPANY:

                  BENTLEY SYSTEMS, INCORPORATED

                  By:  /s/ Gregory S. Bentley
                     --------------------------------------------
                  Name:  Gregory S. Bentley
                       ------------------------------------------
                  Title:  President
                        -----------------------------------------

                  Address:     690 Pennsylvania Drive
                               Exton, PA 19341-1136
                  Telephone:   (610) 458-5000
                  Facsimile:   (610) 458-1060

                  PURCHASER:

                  BACHOW INVESTMENT PARTNERS III, L.P.
                  By:  Bala Equity Partners, LP., general partner
                  By:  Bala Equity, Inc., general partner

                  By: /s/ Jay D. Seid
                      -------------------------------------------
                  Name:  Jay D. Seid
                       ------------------------------------------
                  Title:  Vice President
                        -----------------------------------------

                  Address:     3 Bala Plaza East, Suite 502
                               Bala Cynwyd, PA  19004
                  Attention:   Jay D. Seid, Managing Director
                  Telephone:   (610) 660-4900
                  Facsimile:   (610) 550-4930

                  ESCROW AGENT:

                  WILMINGTON TRUST COMPANY

                  By:  /s/ David P. Fontello
                     --------------------------------------------
                  Name:   David P. Fontello
                       ------------------------------------------
                  Title:  Vice President
                        -----------------------------------------

        EXHIBIT A: RULES GOVERNING DISTRIBUTION OF SHARES HELD IN ESCROW

The Class B Common Stock in escrows A1, A2, B1 and B2 will be divided between the Investor and the Pre-Closing Shareholders and distributed at the time and based on the methodology described below:

1) COMPANY IS NEITHER SOLD NOR OUT OF AN IPO LOCKUP BEFORE FOUR YEAR ANNIVERSARY OF CLOSING

         a) Escrow A1, A2, B1 and B2 distributed to Investor upon conversion of Preferred or waiver of Redemption Right as provided in the Escrow Agreement. Upon redemption of Preferred, the escrow is distributed to Pre-Closing Shareholders.

2)       COMPANY IS OUT OF IPO LOCKUP BEFORE FOUR YEAR ANNIVERSARY OF CLOSING

         a) During any full quarter that is (i) after the end of the underwriter-imposed lockup period and (ii) before or ending at the end of year 4, the Pre-Closing Shareholders can earn back Escrow A1 and/or Escrow B1 by having the "Deemed Market Cap" for the Company exceed the relevant thresholds shown in columns 1 and 3 on the attached Exhibit C (the Deemed Market Cap is computed by averaging the closing price per share of the Company for all trading days during the quarter (but eliminating the 5 highest and 5 lowest closing prices before averaging), and multiplying such averaged price per share by 28,546,662 shares, plus the number of shares issued in the Company's public offering(s)). Shares earned back shall be released from Escrow and distributed to the Pre-Closing Shareholders immediately following the quarter when earned.

         b) During any full quarter that is (i) after the end of the underwriter-imposed lockup period and (ii) before or ending at the end of year 4, the Pre-Closing Shareholders can earn back Escrow A2 and/or Escrow B2 by having the Deemed Market Cap for the Company exceed the relevant thresholds shown in columns 2 and 4 on the attached Exhibit C. Shares earned back shall be released from Escrow and distributed to the Pre-Closing Shareholders immediately following the quarter when earned.

         c) At the end of year 4, the remaining "Escrow Shares", if any, will be distributed as follows:

                  i) Define "Escrow Shares" as the total number of shares, if any, remaining in Escrows A1, A2, B1 and B2 four years after Closing.

                  ii) Define "#EscrowsLeft" based on the following formula:

                                          EscrowShares
                          # EscrowsLeft = ------------
                                           1,085,514

                  iii) Define "MktCap" as the average closing market capitalization of the company during the 60 trading days leading up to the end of year 4, but eliminating the 5 highest and 5 lowest market caps before averaging.

                  iv) Define "TFS" as the fully diluted company shares outstanding at end of Year 4.

                  v) Number of shares from escrow distributed to Investor is:

                                                     DeemedMktCap - $500m         1,552,450
        $60m + ($3.75m X (#EscrowsLeft) X Min( Max( --------------------,0),1))-(--------- X MktCap)
                                                            $800m                    TFS
Max[Min[-------------------------------------------------------------------------------------------- ,1],0] X EscrowShares
                                      EscrowShares
                                      ------------ X MktCap
                                          TFS

                  vi) Escrowed shares not released to the Investor are released pro-rata among remaining pre-Closing shareholders in the proportion that they still own pre-closing shares.

3)       COMPANY IS SOLD WITHIN FOUR YEARS.

         a) At the time of sale, the company's original shareholders can earn back Escrows A1, A2, B1 and/or B2 by having (the sale price multiplied by 28,546,662 plus shares issued in the Company's public offering(s), if any, and divided by the total fully-diluted shares outstanding on the date of sale (the "Deemed Sales Price")) exceed the relevant thresholds shown in columns 5 and 6 on the attached Exhibit C.

         b) Define "Escrow Shares" as the total number of shares remaining in Escrows A1, A2, B1, and B2 on the date of sale (after the effect of 3(a), above).

         c)       Define "#EscrowsLeft" based on the following formula:

                                         EscrowShares
                       #EscrowsLeft = -----------------
                                          1,085,514

         d)       Define "MktCap" as the sale price of the Company.

         e) Define "TFS" as the total fully diluted company shares outstanding on the date of sale.

         f) Define "CappedReturn" as follows depending when a sale transaction closes:

-------------------------------------------------------------------------------------------------------
                              IF A SALE CLOSES ...
---------------------------------------------------------------     THE "CAPPED RETURN" IS EQUAL TO:
ON OR AFTER ...                   AND BEFORE ...
-------------------------------------------------------------------------------------------------------
                                                                            DaysSinceC1osing
Closing                           1 year anniversary of Closing     2.00+ ( ---------------- X 0.50)
                                                                                  365
-------------------------------------------------------------------------------------------------------
                                                                            DaysSince1YearAnniv
1 year anniversary of Closing     2 year anniversary of Closing     2.50+ ( ------------------- X 0.25)
                                                                                     365
-------------------------------------------------------------------------------------------------------
                                                                            DaysSince2YearAnniv
2 year anniversary of Closing     3 year anniversary of Closing    2.75+ ( ------------------- X 0.25)
                                                                                    365
-------------------------------------------------------------------------------------------------------
3 year anniversary of Closing     Anytime Later                     No Capped Return

         g)       Number of shares from escrow distributed to Investor is:

                                                  Deemed
                                                  Sales
                                                  Price-$500m                            1,552,450
          Min($60m+($3.75mX(#EscrowsLeft)XMin(Max(-----------,0),1)),$15mXCappedReturn)-(---------XMktCap)
                                                     $800m                                  TFS
Max[ Min[ ----------------------------------------------------------------------------------------------- ,1] ,0] X EscrowShares
                                                EscrowShares
                                                ------------XMktCap
                                                    TFS

         h) Escrowed shares not released to the Investor are released pro-rata among remaining pre-Closing shareholders in the proportion that they still own pre-Closing shares.

4)       OTHER DEFINITIONS USED IN THIS EXHIBIT

         a) Min(a,b,...) is defined as a function which returns the minimum value of any of its supplied parameters. For example, Min(1,5,-3) is -3, and Min(2,16,4) is 2.

         b) Max(a,b,...) is defined as a function which returns the maximum value of any of its supplied parameters. For example, Max(1,5,-3) is 5, and Max(2,l6,4) is 16.

         c) Escrows A1, A2, B1, and B2 each contain 542,757 shares of Class B Common Stock at Closing.

                       EXHIBIT B: EXAMPLE OF CALCULATION

Example Scenario Assumptions

- Company has completed an IPO and is out of an IPO lock-up before the four-year anniversary of closing.

- Company has reached a "Deemed Market Cap" of $700 million in the sixteenth quarter which Deemed Market Cap is higher than any prior quarter, such that none of the threshold levels for escrow release in Exhibit C were previously achieved.

-  Market Cap = $750,000,000

-  TFS = Total Fully-Diluted Shares = 28,546,662


Results

- Shares held in escrows A1 & A2 (1,085,514 shares total) are earned back by the Pre-Closing Shareholders (and therefore immediately released from Escrow to the Pre-Closing Shareholders), but not escrows B1 & B2.

-  Escrow Shares = 1,085,514

-  Escrows Left = 1

-  Therefore, escrow shares distributed to the Investor at the end of year four:


          (   (       (                               (   (DeemedMktCap - $500m  )  )) (1,552,450        )  )  )
          (   ($60m + ($3.75m x (# EscrowsLeft) x Min (Max(--------------------,0),1))-(---------x MktCap)  )  )
          (   (       (                               (   (       $800m          )  )) (   TFS           )  )  )
      Max (Min(-------------------------------------------------------------------------------------------,1),0) x EscrowShares
          (   (                                EscrowShares                                                 )  )
          (   (                                ------------x MktCap                                         )  )
          (   (                                    TFS                                                      )  )




                    (   (       (                 (   ($700m - $500m  )  )) ( 1,552,450       )        )  )
                    (   ($60m + ($3.75m x 1 x Min (Max(-------------,0),1))-(----------x $750m)        )  )
                    (   (       (                 (   (    $800m      )  )) (28,546,662       )        )  )
                Max (Min(----------------------------------------------------------------------------,1),0) x 1,085,514
                    (   (                                 1,085,514                                    )  )
                    (   (                                ------------x $750m                           )  )
                    (   (                                28,546,662                                    )  )



                           (   ($60m + ($3.75m x Min(Max(0.25,0),1)) - (0.054383 x $750m)  )  )
                        Max(Min(---------------------------------------------------------,1),0) x 1,085,514
                           (   (                   0.038026 x $750m                        )  )


                                   (   ($60m + ($3.75m x 0.25) - ($40,787,168)  )  )
                                Max(Min(--------------------------------------,1),0) x 1,085,514
                                   (   (             $28,519,464                )  )


                                              (   ($20,150,332  )  )
                                           Max(Min(-----------,1),0) x 1,085,514
                                              (   ($28,519,464  )  )

                                                0.706547 x 1,085,514 = 766,966


and the remaining 318,548 escrow shares are distributed to the Pre-Closing Shareholders.

    EXHIBIT C: Thresholds For Release of Escrows to Pre-Closing Shareholders

                       1        2          3         4            5                   6
                    ---------------------------------------------------------------------------
                    While the company is publicly-traded,   At the time of a sale, sale price
                       market cap must exceed ...                must exceed ...
                    ---------------------------------------------------------------------------
Quarter After       Escrow    Escrow    Escrow    Escrow    Escrows A1 & A2     Escrows B1 & B2
  Closing             A1        A2        B1        B2
-----------------------------------------------------------------------------------------------
     1              $495      $593      $702      $842           $344                $488

     2              $495      $593      $702      $842           $360                $511

     3              $495      $593      $702      $842           $377                $535

     4              $495      $593      $702      $842           $394                $560

     5              $495      $593      $702      $842           $412                $586

     6              $495      $593      $702      $842           $432                $613

     7              $495      $593      $702      $842           $452                $641

     8              $495      $593      $702      $842           $473                $671

     9              $495      $593      $702      $842           $495                $702

    10              $518      $593      $735      $842           $518                $735

    11              $542      $593      $769      $842           $542                $769

    12              $567      $593      $805      $842           $567                $805

    13              $593      $593      $842      $842           $593                $842

    14              $621      $621      $882      $882           $621                $882

    15              $650      $650      $923      $923           $650                $923

    16              $680      $680      $965      $965           $680                $965


     Note: All dollar amounts shown in millions.